UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2011

HILL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33961	20-0953973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Lippincott Centre, Marlton, NJ	08053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 810-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As disclosed in our Form 10-Q for the quarter ended March 31, 2011 (the “Prior Form 10-Q”), we were in violation of certain financial covenants under our Credit Agreement, specifically the Consolidated Leverage Ratio and the Consolidated Fixed Charge Ratio (the “Specified Defaults”) as of March 31, 2011. We had received a waiver of the Specified Defaults from the Lenders through June 29, 2011. On June 30, 2011, the Company entered into a Forbearance Agreement (the “Forbearance Agreement”) with Bank of America, N.A., Capital One, N.A., The PrivateBank and Trust Company, PNC Bank N.A., (the “Lenders”) and Bank of America, N.A., as Administrative Agent (the “Agent”) for the Secured Parties under our Credit Agreement. Under the Forbearance Agreement, the Lenders have agreed to forbear from enforcing their remedies against the Company with respect to our failure to comply with Specified Defaults from June 30, 2011 through the earlier of (a) the date of the occurrence of any default or event of default other than the Specified Defaults and (b) September 30, 2011 (the “Forbearance Period”). During the Forbearance Period, outstanding borrowings will be limited to $80,000,000 and will bear interest at a fluctuating rate per annum equal to the sum of (a) the highest of (i) the Federal Funds Rate plus 0.50%, (ii) the Bank of America prime rate or (iii) the Eurodollar Rate plus 1.00%, plus (b) 3.00%. In addition, during the Forbearance Period, the Company shall not be permitted to request any Eurodollar Rate Loans and, upon maturity, each Eurodollar Rate Loan outstanding as of June 30, 2011 shall either be repaid in full or converted to a Base Rate Loan. The Forbearance Agreement limits the amount of Letters of Credit to those outstanding at June 28, 2011 and certain Letters of Credit requested after June 28, 2011 (as listed in Schedule 2(a) of the Forbearance Agreement). Other Letters of Credit will be subject to the consent of the Lenders. Also, the Company is precluded from certain activities without the consent of the Lenders, including making acquisitions, paying dividends, or repurchasing our common stock. In connection with the Forbearance Agreement, the Company paid the Lenders a fee of $250,000.

Item 8.01 Other Information.

As disclosed in the Prior Form 10-Q, we received a waiver of our violation of the Specified Defaults from the Lenders through June 29, 2011. The Forbearance Agreement discussed in Item 1.01 of this report contains the same restrictions and interest rates as those provided in the waiver, but precludes us from making any borrowings as Eurodollar Rate Loans. At June 30, 2011, our outstanding Eurodollar Rate Loans amounted to $24,300,000 with a weighted average interest rate of 4.27%. If such loans were refinanced on June 30, 2011, the weighted average interest rate would have been 6.25%. On June 30, 2011, our outstanding borrowings under the Credit Agreement amounted to $72,300,000. We cannot provide any assurance that the Specified Defaults will be cured by the end of the Forbearance Period, that we will otherwise be in compliance with the covenants and other provisions of the Credit Agreement (or our other credit arrangements) at the end of the Forbearance Period or thereafter or that, if we are not so complaint with the Credit Agreement (or our other credit arrangements), the Lenders would agree to continue to forbear from enforcing their rights against us, which would have material adverse effects on the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Forbearance Agreement, dated as of June 30, 2011, by and among Hill International, Inc., a Delaware corporation, as Borrower, Bank of America, N.A., Capital One, N.A., The PrivateBank and Trust Company, PNC Bank N.A., as Lenders, and Bank of America, N.A., as Administrative Agent for the Secured Parties (as defined in the Credit Agreement).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

	By:	/s/ John Fanelli III
	Name:	John Fanelli III
Dated: July 7, 2011	Title:	Senior Vice President and
Chief Financial Officer

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